UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 30, 2025

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	98-1226628
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

c/o Theravance Biopharma US, LLC

901 Gateway Boulevard

South San Francisco, CA 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Share $0.00001 Par Value	TBPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2025, Theravance Biopharma, Inc., a Cayman Islands exempted company (“TBPH”) and GlaxoSmithKline Intellectual Property Development Limited, a private company limited by shares registered under the laws of England and Wales, and, solely with respect to Section 16, Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (collectively, “GSK”), entered into an Assignment Agreement (the “Assignment Agreement”), pursuant to which TBPH assigned, transferred, conveyed and delivered to GSK all of TBPH’s interests and rights to the TBPH Outer Years Royalty (as defined below) in exchange for $225 million in the aggregate from GSK. The transaction contemplated by the Assignment Agreement was effective upon and closed simultaneously with entry into such agreement.

As previously disclosed, in 2022, TBPH completed the sale of its interests in Theravance Respiratory Company, LLC, a Delaware limited liability company, previously held by TBPH indirectly through its wholly owned subsidiaries, to Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (“Royalty Pharma”), pursuant to that certain Equity Purchase and Funding Agreement, dated as of July 13, 2022 (the “Purchase Agreement”), by and between TBPH and Royalty Pharma. Pursuant to the terms of the Purchase Agreement, beginning January 1, 2031, TBPH was entitled to receive from Royalty Pharma 85% of the royalty payments on the Assigned Collaboration Products (as defined in the Purchase Agreement) payable (a) for sales or other activities occurring on and after January 1, 2031 related to the Assigned Collaboration Products in the U.S., and (b) for sales or other activities occurring on and after July 1, 2029 related to the Assigned Collaboration Products outside of the U.S. (such royalty payments, the “TBPH Outer Years Royalty”).

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 2, 2025, TBPH issued a press release relating to the Assignment Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The disclosure set forth in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The disclosure set forth in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Assignment Agreement, dated May 30, 2025, by and between Theravance Biopharma, Inc. and GlaxoSmithKline Intellectual Property Development Limited, a private company limited by shares registered under the laws of England and Wales, and, solely with respect to Section 16, Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales

99.1	Press Release dated June 2, 2025

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: June 2, 2025	By:	/s/ Aziz Sawaf
Aziz Sawaf
Senior Vice President and Chief Financial Officer